TONIX PHARMACEUTICALS HOLDING CORP. 8-K

EXHIBIT 10.02

TONIX PHARMACEUTICALS HOLDING CORP.

AMENDMENT TO
THE COMMON STOCK PURCHASE WARRANT

The Amendment to the Common Stock Purchase Warrant (this “Amendment”) is entered into as of April 1, 2024, by and between Tonix Pharmaceuticals Holding Corp., a Nevada corporation (the “Company”), and [ ] (the “Holder”). Terms not defined herein shall have the meaning ascribed to them in that certain Securities Purchase Agreement dated March 28, 2024, by and between the Company and the Purchasers identified therein.

WHEREAS, the Holder is the holder of (i) a Series [ ] Common Stock Purchase Warrant, issued as of [ ], to purchase up to [ ] shares of the Company’s common stock, par value $0.001 per share (the “Common Stock” and such warrant, the “Original Warrant”); and

WHEREAS, pursuant to Section 5(m) of the Original Warrant, the Original Warrant may be modified or amended or the provisions thereof waived with the written consent of the Company and the Holder;

WHEREAS, the Company and the Holder desire to amend the Original Warrant as set forth in this Amendment;

WHEREAS, the Company shall hold an annual or special stockholders’ meeting of its stockholders to approve the amendments to the Original Warrant as set forth in this Amendment; and

WHEREAS, if the Company’s stockholders shall not have approved the amendments to the Original Warrant as set forth in this Amendment by October 1, 2024, the Amendment will automatically take effect.

NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Company and the Holder hereby agree as follows:

1.

Amendment to “Exercise Price”.

(A) If the Company has obtained Stockholder Approval (as defined below) on or prior to October 1, 2024, Section 2(b) of the Original Warrant shall be amended and restated in its entirety with the following language:

“(b) Exercise Price.  The exercise price per share of Common Stock under this Warrant shall be $0.33, subject to adjustment hereunder (the “Exercise Price”).”

(B) If the Company has not obtained Stockholder Approval by October 1, 2024, if and only if such new exercise price on the repricing date is lower than the exercise price of the Original Warrant then in effect, Section 2(b) of the Original Warrant shall hereby be amended and restated in its entirety as follows:

“(b) The exercise price per share of Common Stock under this Warrant shall be the Minimum Price (as defined in Nasdaq Listing Rule 5635(d)) of the Common Stock on October 1, 2024 (the “Exercise Price”).”

2.

Stockholder Approval. Promptly following the Closing Date, the Company shall file with the Commission one or more definitive proxy statements, at the expense of the Company, for one or more Meetings (which such initial Meetings shall be called not later than 60 days following the Closing Date), soliciting stockholder approval at such Meetings for, among other things, the Original Warrant to be amended pursuant to the terms of this Amendment, in accordance with Nasdaq Listing Rule 5635 (such affirmative approval being referred to herein as the "Stockholder Approval"). The Company shall use its reasonable best efforts to obtain the Stockholder Approval. If the Company does not obtain the Stockholder Approval at Meetings prior to the 60th day following the Closing Date, the Company shall call additional Meetings four months thereafter to seek the Stockholder Approval. If the Company does not the Stockholder Approval at such additional Meetings, the Company shall call a Meeting every sixty (60) days thereafter to seek the Stockholder Approval using printed proxy materials until the earlier of the date that the Stockholder Approval is obtained or consent of the Board of Directors in lieu thereof is obtained that satisfied Nasdaq Listing Rule 5635.

3.

Amendment to Termination Date.  The defined term “Termination Date” in the Original Warrant is hereby defined to mean on or prior to 5:00 p.m. (New York City time) on [ ], 202[ ].

4.

No Further Amendment. Except as amended by this Amendment, the Original Warrant remains unaltered and shall remain in full force and effect.

5.

Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Amendment shall be determined in accordance with the provisions of that certain Securities Purchase Agreement dated as of March 28, 2024, as amended, between the Company and the Holder.

6.

Counterparts. This Amendment may be executed in any number of counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument. Signatures delivered by facsimile, electronic mail (including as a PDF file) or other transmission method shall be deemed to be original signatures, shall be valid and binding, and, upon delivery, shall constitute due execution of this Amendment.

(Signature page follows)

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IN WITNESS WHEREOF, each of the Company and the Holder has caused this Amendment to be executed by its officer thereunto duly authorized as of the date first above indicated.

COMPANY:

TONIX PHARMACEUTICALS HOLDING CORP.

By:
Name:
Title:

HOLDER:

By:

By:
Name:
Title:

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